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                                                                     EXHIBIT 2.1


                                     FORM OF
                         AGREEMENT AND PLAN OF MERGER OF
                               AVANEX CORPORATION
                            (A DELAWARE CORPORATION)
                                       AND
                               AVANEX CORPORATION
                           (A CALIFORNIA CORPORATION)


      THIS AGREEMENT AND PLAN OF MERGER dated as of January ___, 2000 (the "Agreement") is between Avanex Corporation, a Delaware corporation ("Avanex-Delaware"), and Avanex Corporation, a California corporation ("Avanex-California"). Avanex-Delaware and Avanex-California are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS

      A. Avanex-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 338,100,000 shares, $.001 par value, of which 300,000,000 shares are designated as "Common Stock", 6,900,000 of which are designated as "Series A Preferred Stock," 9,525,000 of which are designated as "Series B Preferred Stock", 16,275,000 of which are designated "Series C Preferred Stock" and 5,400,000 of which are designated "Series D Preferred Stock". As of December 1, 1999, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Avanex-California.

      B. Avanex-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 75,400,000 shares, $.001 par value, of which 50,000,000 shares are designated as "Common Stock", 4,600,000 of which are designated as "Series A Preferred Stock," 6,350,000 of which are designated as "Series B Preferred Stock", 10,850,000 of which are designated "Series C Preferred Stock" and 3,600,000 of which are designated "Series D Preferred Stock". As of December 3, 1999, 13,334,554 shares of Common Stock, 4,530,080 shares of Series A Preferred Stock, 6,296,744 shares of Series B Preferred Stock, 9,032,169 shares of Series C Preferred Stock and 3,487,097 shares of Series D Preferred Stock were issued and outstanding.

      C. The Board of Directors of Avanex-California has determined that, for the purpose of effecting the reincorporation of Avanex-California in the State of Delaware, it is advisable and in the best interests of Avanex-California and its shareholders that Avanex-California merge with and into Avanex-Delaware upon the terms and conditions herein provided.

      D. The respective Boards of Directors of Avanex-Delaware and Avanex-California, the shareholders of Avanex-California and the sole stockholder of Avanex-Delaware have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Avanex-Delaware and Avanex-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:



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1.    MERGER

      (a) Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Avanex-California shall be merged with and into Avanex-Delaware (the "Merger"), the separate existence of Avanex-California shall cease and Avanex-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Avanex Corporation

      (b) Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

            (i) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

            (ii) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

      (c) Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Avanex-California shall cease and Avanex-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Avanex-California"s Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Avanex-California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Avanex-California in the same manner as if Avanex-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

2.    CHARTER DOCUMENTS DIRECTORS AND OFFICERS

      (a) Certificate of Incorporation. The Certificate of Incorporation in the form attached hereto as Exhibit A (the "Certificate of Incorporation") shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      (b) Bylaws. The Bylaws of Avanex-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.




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      (c)   Directors and Officers. The directors and officers of
Avanex-Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.    MANNER OF CONVERSION OF STOCK

      (a) Avanex-California Common Stock. Upon the Effective Date of the Merger, every two shares of Common Stock of Avanex-California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for three shares (rounded up to the nearest whole share) of fully paid and nonassessable Common Stock, $0.001 par value, of the Surviving Corporation.

      (b) Avanex-California Preferred Stock. Upon the Effective Date of the Merger, every two shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Avanex-California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for three shares of fully paid and nonassessable Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, $0.001 par value, respectively, of the Surviving Corporation. Fractional shares will be rounded up to the nearest whole share.

      (c) Avanex-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Avanex-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Avanex-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      (d) Stock Options and Warrants. At the Effective Date of the Merger, the Avanex-California 1998 Stock Plan (the "Plan"), and all options and stock purchase rights relating to Common Stock (each a "Avanex Option") then outstanding under such plan, and all rights to acquire stock pursuant to any outstanding warrants of Avanex-California (each a "Avanex Warrant"), or otherwise, shall be assumed by Avanex-Delaware in accordance with provisions described below.

            (i) At the Effective Date of the Merger, each outstanding and unexercised option, warrant and other right to purchase shares of capital stock of Avanex-California shall be assumed by the Surviving Corporation and shall become an option, warrant or right to purchase a number of shares equal to 1.5 times that number of shares subject to Avanex-California's option (rounded down to the nearest share), at the exercise price equal to the exercise price of Avanex-California's option multiplied by 2/3 (rounded up to the nearest cent) and each existing and effective employee stock benefit plan of Avanex-California (the "Stock Plans") shall similarly be assumed by the Surviving Corporation for all intents and purposes as if such plan, including the reservation of shares of



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Common Stock for issuance pursuant thereto (multiplied by 1.5), had been originally adopted and authorized by the Surviving Corporation.

            (ii) Each Avanex Option and Avanex Warrant so assumed by Avanex-Delaware under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Plan and/or as provided in the respective agreements governing such Avanex Option or Avanex Warrant immediately prior to the Effective Date of the Merger.

            (iii) It is the intention of the parties that the Avanex Options assumed by Avanex-Delaware qualify following the Effective Date of the Merger as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Avanex Options qualified as incentive stock options immediately prior to the Effective Date of the Merger.

            (iv) Promptly following the Effective Date of the Merger, Avanex-Delaware will issue to each holder of an outstanding Avanex Option and Avanex Warrant a document evidencing the foregoing assumption of such Avanex Option and Avanex Warrant by Avanex-Delaware.

            (v) At the Effective Date of the Merger, Avanex-California shall assign to Avanex-Delaware any and all rights of repurchase pertaining to shares of Avanex-California Common Stock issued upon exercise of stock options, pursuant to stock purchase agreements or otherwise.

      (e) Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Avanex-California Common Stock may, at such stockholder"s option, surrender the same for cancellation to such institution as Avanex-Delaware shall appoint at the time to act as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation"s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Avanex-California Common shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation"s Common Stock into which such shares of Avanex-California Common were converted in the Merger.

      The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Avanex-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.


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      If any certificate for shares of the Surviving Corporation"s Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4.    GENERAL

      (a) Covenants of Avanex-Delaware. Avanex-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

            (i) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

            (ii) File any and all documents with the appropriate tax authority of the State of California necessary for the assumption by Avanex-Delaware of all of the corporate and/or franchise tax liabilities of Avanex-California; and

            (iii) Take such other actions as may be required by the California
                  General Corporation Law.

      (b) Further Assurances. From time to time, as and when required by Avanex-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Avanex-California such deeds and other instruments, and there shall be taken or caused to be taken by Avanex-Delaware and Avanex-California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Avanex-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Avanex-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Avanex-Delaware are fully authorized in the name and on behalf of Avanex-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      (c) Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Avanex-California or Avanex-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Avanex-California or by the sole stockholder of Avanex-Delaware, or by both.

      (d) Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement any time prior to the filing of this Agreement (or certificate in lieu thereof) with the



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Secretaries of State of the States of California and Delaware, provided that subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation, this Agreement shall not be amended except in compliance with the requirements of the California General Corporation Law and the Delaware General Corporation Law.

      (e) Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the city of Wilmington, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

      (f) Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 40919 Encyclopedia Circle, Fremont, California 94538, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

      (g) Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and the provisions of the California General Corporation Law.

      (h) Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



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      IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Avanex-Delaware and Avanex-California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                            AVANEX CORPORATION
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                                Walter Alessandrini, President
                                                and Chief Executive Officer

ATTEST:


------------------------------
Judith M. O'Brien, Secretary


                                            AVANEX CORPORATION
                                            a California corporation


                                            By:
                                               ---------------------------------
                                                Walter Alessandrini, President
                                                and Chief Executive Officer

ATTEST:


------------------------------
Judith M. O'Brien, Secretary





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                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION